EXHIBIT 10.1 Execution Copy

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 9th day of May, 2006, by and among Lowenstein Sandler PC (the “Escrow Agent”), Emisphere Technologies, Inc., a Delaware corporation (the “Company”), ThinkEquity Partners LLC (“ThinkEquity”), W.R. Hambrecht + Co., LLC (“W.R. Hambrecht”) and WBB Securities, LLC (“WBB Securities” and together with ThinkEquity and W.R. Hambrecht, the “Placement Agents”).

WITNESSETH:

WHEREAS, the Company proposes to sell up to an aggregate of 3,040,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company, all as described in the Company’s registration statement on Form S-3 (Registration No. 333-133087) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”);

WHEREAS, the Shares are being offered by the Company to subscribers identified by the Placement Agents, pursuant to the terms of the Placement Agency Agreement dated May 9, 2006 by and among the Company and the Placement Agents (the “Placement Agency Agreement”) and the Subscription Agreements executed by the subscribers in substantially the form attached to the Placement Agency Agreement as Exhibit A thereto (the “Subscription Agreements”);

WHEREAS, with respect to all subscription payments received from subscribers (such subscribers having agreed to settle through delivery by electronic book-entry at The Depository Trust Company pursuant to Deposit/Withdrawal at Custodian (“DWAC”) instructions (“DWAC Subscribers”)), the Company and the Placement Agents propose to establish an escrow account with the Escrow Agent in the name of the Company at 1251 Avenue of the Americas, New York, New York 10020; and

WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Shares purchased by the DWAC Subscribers in accordance herewith.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Deposit of Escrowed Funds. Unless otherwise agreed to by the Company, the Placement Agents and any particular subscriber, the Placement Agents shall, from time to time, cause the DWAC Subscribers to wire to or deposit with the Escrow Agent funds of such subscribers delivered in payment for their respective Shares (the “Escrowed Funds”). Upon receipt of Escrowed Funds from such subscribers, the Escrow Agent shall credit such Escrowed Funds to a non-interest bearing account held by the Escrow Agent. The wire instructions for such subscriber funds are set forth in the notice provision for the Escrow Agent in Section 8 to this Agreement and in Section 1(c) and on the signature page to the Subscription Agreements.

2. Acceptance. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing to the Company and Placement Agents and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

3. List of DWAC Subscribers. The Placement Agents shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds pursuant to Section 1, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, and the subscription amount delivered to the Escrow Agent on behalf of each subscriber whose funds are being deposited for each listed subscriber. The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized, with the consent of the Company, not to be unreasonably withheld, to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

4. Withdrawal of Subscription Amounts.

(a) If the Escrow Agent shall receive a written notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”), from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such DWAC Subscriber in the amount attributable to such DWAC Subscriber of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the DWAC Subscribers.

(b) In the event that (i) any of the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agents shall deliver to the Escrow Agent on the Closing Date a joint notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Shares are to be sold and delivered to the DWAC Subscribers thereof (the “Closing Date”), the proceeds of which are to be distributed on such Closing Date, and identifying the DWAC Subscribers and the number of Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of such Closing Notice, shall on such Closing Date, pay to the Company and the Placement Agents, in immediately available funds and otherwise in the amounts and in the manner specified by the Company and the Placement Agents in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the DWAC Subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on Schedule I to such Closing Notice; and

(c) If at any time and from time to time prior to the release of any DWAC Subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

(d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber or the Company shall be sent to such subscriber or the Company by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3 or the Company’s address as set forth in Section 8(b).

5. Escrow Agent; Duties and Liabilities.

(a) It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit or to invest the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document believed by the Escrow Agent to be genuine; (vi) the Escrow Agent may assume that any person purporting to have authority to give notices on behalf of any of the parties in accordance with the provisions hereof has been duly authorized to do so; (vii) the Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; and (viii) upon the Escrow Agent’s performance of its obligations under Section 4 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement.

(b) Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, any payment of or in respect of which shall constitute a Loss under Section 6 below, and the Placement Agents and the Company agree to provide to Escrow Agent such information and documentation as Escrow Agent may reasonably request in connection therewith.

(c) In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to refrain from taking any action and retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy, until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction regarding the proper disposition or (ii) a joint letter of instruction from the Company and the Placement Agents directing delivery of the Escrowed Funds, in which event Escrow Agent shall disburse the Escrowed Funds in accordance with such order or letter. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. The Escrow Agent shall be reimbursed by the Company, for all of Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees and disbursements.

(d) Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof. Any payments of income from the Escrowed Funds shall be subject to withholding regulations then in force with respect to United States federal or state income taxes. Section 5(c) and this Section 5(d) shall survive any termination of this Agreement or the resignation of Escrow Agent in accordance with Section 5(i) below.

(e) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(g) The Escrow Agent shall have no obligation to, and shall not, invest and/or reinvest any cash held by the Escrow Agent in the absence of timely and specific written investment direction from the Company and the Placement Agents. In no event shall the Escrow Agent be liable for the selection of investments or for investment losses incurred thereon; provided that the Escrow Agent has complied with written investment directions from the Company and the Placement Agents. The Escrow Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company and the Placement Agents to provide timely written investment direction.

(h) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

(i) The Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to the Company and the Placement Agents. Upon receiving such notice of resignation, the Company and the Placement Agents shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.

(j) Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(k) Each of the parties to this Agreement hereby acknowledges that the Escrow Agent acts as counsel to the Placement Agents and shall have the right to continue to represent the Placement Agents in any action, proceeding, claim, litigation, dispute, arbitration or negotiation arising hereunder, and the Company hereby consents thereto and waives any objection to the continued representation of the Placement Agents by the Escrow Agent in connection therewith based upon the services of the Escrow Agent hereunder, without waiving any duty or obligation the Escrow Agent may have to the parties under this Agreement.

(l) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and in the prospectus supplement relating to the Registration Statement.

6. Indemnification of Escrow Agent. The Company and the Placement Agents hereby agree to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including, without limitation, court costs, reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or with respect to the Escrowed Funds, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

7. [Reserved]

8. Notices. Any notice, instruction, demand or other communication required or permitted to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a.	If to the Escrow Agent, to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020
Attention: Michael D. Maline, Esq.
Facsimile: (973) 422-6873

with wire transfers to:

PNC Bank New Jersey
ABA # 031-207-607
Account Name: Lowenstein Sandler PC Attorney Trust Account
Account #: 8025720131

b.	If to Company, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: Chief Executive Officer
Facsimile No.: (914) 593-8253

with a copy to (which shall not constitute notice):

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Timothy C. Maguire, Esq.
Facsimile No.: 617-289-0413

c.	If to Placement Agents, to:

ThinkEquity Partners LLC
31 West 52nd Street
Suite 1700
New York, New York 10019
Attention: David J. Strupp, Jr.
Facsimile No.: 212-468-7044

with a copy to (which shall not constitute notice):

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020
Attention: Michael D. Maline, Esq.
Facsimile: (973) 422-6873

or to such other address or account information as hereafter shall be designated in writing by the applicable party.

9. Entire Agreement. This Agreement, the Placement Agency Agreement, the Subscription Agreements, and any exhibits and schedules hereto and thereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

10. Amendments. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

11. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.

12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

13. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO HEREBY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

14. Headings and Captions. The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

15. Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

17. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the subscribers of the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT:	COMPANY:
Lowenstein Sandler PC	Emisphere Technologies, Inc.
By: /s/Elliot M. Maza
By: /s/Steven E. Siesser	—
—	Name: Elliot M. Maza
Member of the Firm	Title: Chief Executive Officer
PLACEMENT AGENTS:
ThinkEquity Partners LLC
By: /s/ David J. Strupp, Jr.

Name: David J. Strupp, Jr. Title: Partner
W.R. Hambrecht + Co., LLC
By: /s/E. John Schneider, IV

Name: E. John Schneider, IV Title: Managing Director
WBB Securities, LLC
By: /s/M. LaRae Bakerink

Name: M. LaRae Bakerink Title: Chief Executive Officer

EXHIBIT A

DWAC SUBSCRIBERS

Name and Address	Number of Shares	Subscription Amount
TOTAL:

EXHIBIT B

FORM OF OFFERING TERMINATION NOTICE

[     ], 2006

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attention: Michael D. Maline, Esq.

Ladies and Gentlemen:

Pursuant to Section 4(a) of the Escrow Agreement dated as of May 9, 2006 (the “Escrow Agreement”) among Emisphere Technologies, Inc. (the “Company”), ThinkEquity Partners LLC, W.R. Hambrecht + Co., LLC, WBB Securities, LLC, and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to DWAC Subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

EMISPHERE TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF CLOSING NOTICE

[     ], 2006

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attention: Michael D. Maline, Esq.

Ladies and Gentlemen:

Pursuant to Section 4(b) of the Escrow Agreement dated as of May 9, 2006 (the “Escrow Agreement”) among Emisphere Technologies, Inc. (the “Company”), ThinkEquity Partners LLC (“ThinkEquity”), W.R. Hambrecht + Co., LLC (“W.R. Hambrecht”), WBB Securities, LLC (“WBB Securities” and together with ThinkEquity and W.R. Hambrecht, the “Placement Agents”), and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will, subject to and in accordance with the terms of the Placement Agency Agreement and the Subscription Agreements, as defined in the Escrow Agreement, sell and deliver Shares to the DWAC Subscribers thereof at a closing to be held on May 15, 2006 (the “Closing Date”). The names of the DWAC Subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions. The parties hereto further certify that their instructions may be transmitted to you via facsimile.

We hereby request that the aggregate subscription amount be paid to the Placement Agents and us as follows:

1. To Emisphere Technologies, Inc. $     as follows:

2. To ThinkEquity Partners LLC $     as follows:

3. To W.R. Hambrecht + Co., LLC $     as follows:

4. To WBB Securities, LLC $     as follows:

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Very truly yours,

EMISPHERE TECHNOLOGIES, INC.

By:
Name:
Title:

THINKEQUITY PARTNERS LLC

By:
Name:
Title:

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

WBB SECURITIES, LLC

By:
Name:
Title:

SCHEDULE I
to
CLOSING NOTICE

Name	Number	Subscription
of DWAC Subscriber	of Shares	Amount

EXHIBIT D

FORM OF SUBSCRIPTION TERMINATION NOTICE

[     ], 2006

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attention: Michael D. Maline, Esq.

Ladies and Gentlemen:

Pursuant to Section 4(c) of the Escrow Agreement dated as of May 9, 2006 (the “Escrow Agreement”) among Emisphere Technologies, Inc. (the “Company”), ThinkEquity Partners LLC, W.R. Hambrecht + Co., LLC, WBB Securities, LLC, and you, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of DWAC Subscriber	Number of Subscribed Shares Rejected	Dollar Amount of Rejected Subscription

Very truly yours,

EMISPHERE TECHNOLOGIES, INC.

By:
Name:
Title: